Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Employee Stock Purchase Plan of V-ONE Corporation of our report dated February 9, 2001 with respect to the financial statements and schedule of V-ONE Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP


McLean, Virginia
May 21, 2001